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                                                                    Exhibit 4.10

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                                     FORM OF

                              REMARKETING AGREEMENT

                                     BETWEEN

                            SIERRA PACIFIC RESOURCES

                                       AND

                   LEHMAN BROTHERS INC., AS REMARKETING AGENT

                                     ------


                          DATED AS OF NOVEMBER __, 2001


================================================================================

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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Section 1.        Definitions.....................................................................................1

Section 2.        Appointment and Obligations of the Remarketing Agent............................................5

Section 3.        Representations, Warranties and Agreements of the Company.......................................8

Section 4.        Reimbursement of Expenses......................................................................17

Section 5.        Further Agreements of the Company..............................................................17

Section 6.        Conditions to the Remarketing Agent's Obligations..............................................19

Section 7.        Indemnification and Contribution...............................................................28

Section 8.        Resignation and Removal of the Remarketing Agent...............................................32

Section 9.        Dealing in the Remarketing Senior Notes........................................................32

Section 10.       Remarketing Agent's Performance; Duty of Care..................................................33

Section 11.       Merger Consolidation, Sale or Conveyance.......................................................33

Section 12.       Termination....................................................................................34

Section 13.       Notices........................................................................................35

Section 14.       Persons Entitled to Benefit of Agreement.......................................................35

Section 15.       Survival.......................................................................................35

Section 16.       Governing Law..................................................................................36

Section 17.       Jurisdiction; Venue............................................................................36

Section 18.       Counterparts...................................................................................36

Section 19.       Headings.......................................................................................36

Section 20.       Severability...................................................................................36

                                      -i-

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                            SIERRA PACIFIC RESOURCES


                           ___% SENIOR NOTES DUE 2007


                              REMARKETING AGREEMENT


                                                               November __, 2001


LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York  10285

Ladies and Gentlemen:

       Lehman Brothers Inc. is undertaking to remarket the ___% Senior Notes due 2007 (the "Senior Notes") of Sierra Pacific Resources, a Nevada corporation (the "Company"), pursuant to the Indenture, dated as of May 1, 2000 (the "Original Indenture"), and the Officers' Certificate, dated as of November __, 2001, establishing the terms and the other provisions of the Senior Notes (the "Indenture Officers' Certificate" and, together with the Original Indenture, the "Indenture"), in each case, between the Company and The Bank of New York, as Trustee (the "Trustee").

       Section 1. DEFINITIONS.

       For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular;

       (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subsection;

       (c) capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of November __, 2001 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent"), or in the Indenture, as each of the same may be amended, modified or supplemented from time to time in accordance with the terms thereof; and

       (d) as used in this Agreement, the following terms have the following meanings:

            "Agreement" means this Remarketing Agreement as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

            "Applicable Spread" means the spread corresponding to the Prevailing Rating of the Senior Notes, as set forth below, in effect at the close of business on the Business Day immediately preceding the date of the Failed Remarketing, if applicable:

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                                                                               2

                  PREVAILING RATING                                                    SPREAD
                  -----------------                                                    ------
                  AA/Aa2.............................................................  3.00%
                  A/A2...............................................................  4.00%
                  BBB/Baa2...........................................................  5.00%
                  Below BBB/Baa2.....................................................  7.00%

            "Authorized Newspaper" means THE WALL STREET JOURNAL, another daily newspaper in the English language of general circulation in New York, New York that is acceptable to the Remarketing Agent or, at the discretion of the Remarketing Agent after consultation with the Company, a nationally recognized quotation system that would be an effective medium of publicizing the event to be publicized.

            "Blue Sky Application" has the meaning set forth in Section 7(a).

            "Commencement Date" has the meaning set forth in Section 3.

            "Commission" has the meaning set forth in Section 3(b).

            "Depositary Participant" has the meaning set forth in Section
       2(d)(i).

            "Effective Date" has the meaning set forth in Section 3(b).

            "Effective Time" has the meaning set forth in Section 3(b).

            "Exchange Act" has the meaning set forth in Section 3(b).

            "Failed Remarketing" has the meaning set forth in Section 2(f).

            "Final Remarketing" has the meaning set forth in Section 2(c).

            "Final Remarketing Date" has the meaning set forth in Section 2(c).

            "Initial Remarketing" has the meaning set forth in Section 2(b).

            "Initial Remarketing Date" has the meaning set forth in Section
       2(b).

            "Investment Company Act" has the meaning set forth in Section
       [3(k).]

            "Material Adverse Effect" has the meaning set forth in Section 3(h).

            "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Pledged Senior Notes" has the meaning set forth in Section 1 of the Pledge Agreement.

            "Preliminary Prospectus" has the meaning set forth in Section 3(b).

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                                                                               3

            "Prevailing Rating," for the purposes of the definition of Applicable Spread, means:

            (a) AA/Aa2 if the Senior Notes have a credit rating of AA or better by Standard & Poor's Ratings Services, Inc. ("S&P") AND Aa2 or better by Moody's Corporation ("Moody's") or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

            (b) if not under clause (i) above, then A/A2 if the Senior Notes have a credit rating of A or better by S&P AND A2 or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

            (c) if not under clauses (i) or (ii) above, then BBB/Baa2 if the Senior Notes have a credit rating of BBB or better by S&P AND Baa2 or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent; or

            (d) if not under clauses (i), (ii) or (iii) above, then Below BBB/Baa2.

            Notwithstanding the foregoing, (A) if (i) the credit rating of the Senior Notes by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing", or (ii) the credit rating of the Senior Notes by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain", or, in each case, on any successor list of S&P or Moody's with a comparable designation, the Prevailing Ratings of the Senior Notes shall be deemed to be within a range one full level lower in the table set forth in the definition of Applicable Spread than those actually assigned to the Senior Notes by S&P and Moody's and (B) if the Senior Notes are rated by only one rating agency prior to or on the Remarketing Date, the Prevailing Rating shall at all times be determined without reference to the rating of any other rating agency; PROVIDED that, if no such rating agency shall have in effect a rating for the Senior Notes and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the Prevailing Rating shall be Below BBB/Baa2.

            "Principal Amount" means the principal amount of a Senior Note, or $50.

            "Proceeds" has the meaning set forth in Section 1 of the Pledge Agreement.

            "Prospectus" has the meaning set forth in Section 3(b).

            "Registration Statement" has the meaning set forth in Section 3(b).

            "Remarketing" means the remarketing of the Remarketing Senior Notes pursuant to the Remarketing Procedures.

            "Remarketing Agent" has the meaning set forth in Section 2(a).

            "Remarketing Date" has the meaning set forth in Section 2(d).

            "Remarketing Materials" has the meaning set forth in Section 3(b).

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                                                                               4

            "Remarketing Procedures" means, collectively, the procedures and requirements relating to the Remarketing and the determination of the Reset Rate as set forth in the Indenture Officers' Certificate, the Purchase Contract Agreement, the Pledge Agreement and this Agreement.

            "Remarketing Senior Notes" means collectively (1) the Pledged Senior Notes that comprise part of Corporate PIES, other than those Pledged Senior Notes of Holders that have elected not to participate in the Remarketing pursuant to Section 5.3(e) of the Purchase Contract Agreement, and (2) the Separated Senior Notes of holders that have elected to participate in the Remarketing pursuant to paragraph 19(i) of the Indenture Officers' Certificate and Section 5.7 of the Pledge Agreement, in each case, which are subject to the Remarketing, as identified to the Remarketing Agent by the Purchase Contract Agent (with respect to the Pledged Senior Notes to be remarketed) and the Collateral Agent (with respect to the Separated Senior Notes to be remarketed) by 11:00 a.m. (New York City time), on the Business Day preceding the Initial Remarketing Date and, if applicable, the Final Remarketing Date, the Remarketing Agent having been notified of the aggregate principal amount of such Remarketing Senior Notes by the Purchase Contract Agent, the Collateral Agent or the Trustee, pursuant to the Purchase Contract Agreement, Pledge Agreement or Indenture, as the case may be.

            "Remarketing Settlement Date" has the meaning set forth in Section 2(d).

            "Reset Rate" has the meaning set forth in the Indenture.

            "Securities" has the meaning set forth in Section 3(j).

            "Securities Act" has the meaning set forth in Section 3(b).

            "Significant Subsidiary" has the meaning set forth in Section 3(i).

            "Subsequent Remarketing" has the meaning set forth in Section 2(c).

            "Subsequent Remarketing Date" has the meaning set forth in Section 2(c).

            "Successful Remarketing" has the meaning set forth in Section 2(d).

            "Transaction" has the meaning set forth in Section 3(j).

            "Two-Year Benchmark Rate" means the bid side rate displayed at 10:00 a.m., New York City time, on the third Business Day preceding the Purchase Contract Settlement Date for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Senior Notes, as agreed upon by the Company and the Remarketing Agent as displayed in the Telerate system or, if the Telerate system is no longer available or, in the judgment of the Remarketing Agent (after consultation with the Company), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the judgment of the Remarketing Agent (after consultation with the Company) is appropriate. If this rate is not so displayed, the Two-Year Benchmark Rate will be calculated by the Remarketing Agent as the yield to maturity for direct obligations of the United States having a maturity comparable to the remaining

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                                                                               5

       term to the Stated Maturity of the Senior Notes, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an Affiliate thereof). However, if, in the judgment of the Remarketing Agent, after consultation with the Company, direct obligations of the United States are no longer appropriate benchmarks for the purpose of setting the Reset Rate if a Failed Remarketing has occurred, the Remarketing Agent and the Company will agree upon another Two-Year Benchmark Rate.

       Section 2. APPOINTMENT AND OBLIGATIONS OF THE REMARKETING AGENT.

       (a) The Company hereby appoints Lehman Brothers Inc. as exclusive remarketing agent (the "Remarketing Agent"), and, upon the terms and subject to the conditions set forth in this Agreement, Lehman Brothers Inc. hereby accepts such appointment. The Remarketing Agent agrees to (1) use its commercially reasonable efforts to remarket the Remarketing Senior Notes tendered to the Remarketing Agent, pursuant to the Indenture and the Purchase Contract Agreement, in the Remarketing and, in connection therewith, to determine the Reset Rate as set forth in this Agreement and the Indenture and (2) carry out such other duties as are assigned to the Remarketing Agent herein, in each case, in accordance with the Remarketing Procedures.

       (b) On __________, 2005 (the "Initial Remarketing Date"), the Remarketing Agent shall use its commercially reasonable efforts to remarket (the "Initial Remarketing"), at a price at least equal to the Remarketing Value, the Remarketing Senior Notes tendered for purchase, pursuant to the Remarketing Procedures having been notified of the aggregate principal amount of such Remarketing Senior Notes by the Purchase Contract Agent and the Collateral Agent pursuant to Section 5.3 of the Purchase Contract Agreement. If, as a result of such efforts, the Remarketing Agent determines that it will be able to remarket all of the Remarketing Senior Notes tendered or deemed tendered for purchase at a price at least equal to the Remarketing Value prior to 4:00 p.m. (New York City time) on the Initial Remarketing Date, the Remarketing Agent shall determine the Reset Rate that will enable it to remarket all Remarketing Senior Notes tendered or deemed tendered for Remarketing at an interest rate on the Initial Remarketing Date sufficient to allow the Remarketing to occur at a price equal to the Remarketing Value.

       (c) If, despite the commercially reasonable efforts described in the preceding paragraph, the Remarketing Agent cannot remarket the Remarketing Senior Notes on the Initial Remarketing Date, the Remarketing Agent will continue to use its commercially reasonable efforts to remarket the Remarketing Senior Notes (i) on one or more subsequent occasions from the Initial Remarketing Date to, and including, the ninth Business Day preceding the Purchase Contract Settlement Date and (ii) if necessary, on the third Business Day preceding the Purchase Contract Settlement Date, and in connection therewith to determine the Reset Rate at an interest rate on the Remarketing Date, if any, sufficient to allow the Remarketing at a price equal to the Remarketing Value as set forth herein and (each such subsequent Remarketing up to and including the ninth Business Day preceding the Purchase Contract Settlement Date being referred to as a "Subsequent Remarketing," and each such date to be referred to as, a "Subsequent Remarketing Date"; and the Remarketing on the third Business Day preceding the Purchase Contract Settlement Date, being referred to as the "Final Remarketing," and such date to be referred to as, the "Final Remarketing

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                                                                               6

Date;"), in each case in accordance with the Remarketing Procedures, PROVIDED that, the Final Remarketing, if at all, must occur no later than on the third Business Day immediately preceding the Purchase Contract Settlement Date.

       (d) If any Remarketing is successful (a "Successful Remarketing" and, such date to be referred to as the "Remarketing Date"), then:

            (i) By approximately 4:30 p.m. (New York City time) on such Remarketing Date, (A) the Remarketing Agent shall advise by telephone the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, the Depositary and the Trustee, of the Reset Rate determined in the Remarketing, (B) the Remarketing Agent shall advise each purchaser or DTC participant (the "Depositary Participant") thereof purchasing Senior Notes sold in the Remarketing of the Reset Rate and the number of Senior Notes such purchaser is to purchase and (C) the Remarketing Agent shall request each purchaser to give instructions to its Depositary Participant to pay the purchase price on the third Business Day after the Remarketing Date (the "Remarketing Settlement Date") in same day funds against delivery of the remarketed Remarketing Senior Notes purchased through the facilities of the Depositary.

            In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date or the Purchase Contract Settlement Date, as applicable, the transactions described above with respect to each Senior Notes remarketed in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited, respectively, and such Remarketing Senior Notes delivered by book-entry, as necessary to effect purchases and sales of such Remarketing Senior Notes; PROVIDED that, the settlement procedures set forth herein, including provisions for payment by purchasers of the Remarketing Senior Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Remarketing Senior Notes at the time of the Remarketing, to facilitate the remarketing of the Remarketing Senior Notes in certificated form and the Remarketing Agent may modify such settlement procedures in order to facilitate the settlement process.

            (ii) Upon receipt of the proceeds from a Successful Remarketing, the Remarketing Agent shall:

                   (A) deduct and retain for itself an amount equal to .25% of the principal amount of the remarketed Remarketing Senior Notes as a fee for the performance of its services as Remarketing Agent hereunder;

                   (B) (I) if the Successful Remarketing occurs prior to the
            third Business Day preceding the Purchase Contract Settlement Date, use the remaining proceeds with respect to the Pledged Senior Notes from such Successful Remarketing to purchase the Treasury Portfolio, in open market transactions and/or at Treasury auctions, in the amount and types of Treasury securities describe in clauses (1)(i) and (2)(ii) of the definition of Remarketing Value related to the Pledged Senior Notes, deliver such Treasury Portfolio to the Collateral Agent on the Remarketing Settlement Date or as soon thereafter as is practicable, or (II) if such Successful Remarketing occurs on the Final Remarketing Date, remit to the Collateral Agent the portion of the remaining

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                                                                               7

            proceeds with respect to the Pledged Senior Notes from such Successful Remarketing to be delivered to the Purchase Contract Agent in settlement of the Purchase Contracts on the Purchase Contract Settlement Date;

                   (C) if any Separated Senior Notes were included in such
            successful Remarketing, remit to the Collateral Agent for payment to the holders of such Separated Senior Notes sold in such Successful Remarketing the remaining proceeds with respect to such remarketed Separated Senior Notes from the Remarketing less the remarketing fee in an amount equal to 100% of the principal amount of such Remarketing Senior Notes; and

                   (D) remit any remaining balance of such proceeds after the application of such proceeds as set forth in clauses (A) through (C) above, if any, to the Purchase Contract Agent for the benefit of the Holders of the remarketed Pledged Senior Notes and to the Collateral Agent for the for the holders of any remarketed Separated Senior Notes, on a pro rata basis;

PROVIDED, HOWEVER, that if such Successful Remarketing is consummated after 4:30 p.m. (New York City time) on such Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the applications of the proceeds specified above to occur on such Remarketing Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day. The Remarketing Agent may, in its discretion, communicate with holders of the Senior Notes, and prospective purchasers of Remarketing Senior Notes, in connection with its remarketing efforts in order to facilitate the remarketing and the intent and purpose of this Agreement despite the fact that such communication may not be expressly required herein.

       (e) If, by 4:00 p.m. (New York City time) on the ninth Business Day preceding the Purchase Contract Settlement Date, the Remarketing Agent, despite using its commercially reasonable efforts, has been and is unable to remarket all of the Remarketing Senior Notes tendered for purchase at a price equal to at least the Remarketing Value, the Remarketing Agent shall Transfer to the Collateral Agent, by the sixth Business Day preceding the Purchase Contract Settlement Date, the Pledged Senior Notes that were to be remarketed in the Initial Remarketing or Subsequent Remarketing, whereupon the Collateral Agent shall, for the benefit of the Company, apply such Pledged Senior Notes, to secure the obligation of the related Holders of Corporate PIES to purchase Common Stock under the related Purchase Contracts.

       (f) If, (1) by 4:00 p.m. (New York City time), on the Final Remarketing Date, the Remarketing Agent, despite using its commercially reasonable efforts, has been and is unable to remarket all of the Remarketing Senior Notes tendered for purchase at a price equal to at least the Remarketing Value, or (2) the Remarketing Agent has determined that the Remarketing may not be commenced or consummated as contemplated herein and by the Remarketing Procedures under applicable law, a failed Remarketing (a "Failed Remarketing") shall be deemed to have occurred. If a Failed Remarketing occurs, the Remarketing Agent and the Company, as applicable, shall take the following actions:

            (i) The Remarketing Agent shall notify by telephone the Company, Purchase Contract Agent, the Collateral Agent and the Trustee, that a Failed Remarketing has

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                                                                               8

       occurred, whereupon the Company shall notify the Depositary, by telephone, that a Failed Remarketing has occurred.

            (ii) The Company shall cause a notice of the Failed Remarketing to be sent to the holders of all Senior Notes and to be published, in an Authorized Newspaper, in each case, no later than the Business Day preceding Purchase Contract Settlement Date.

            (iii) The Remarketing Agent shall determine the Reset Rate that will be equal to the Two Year Benchmark Treasury plus the Applicable Spread in accordance to paragraph 19(ii) of the Indenture Officers' Certificate.

            (iv) The Remarketing Agent shall remit the Pledged Senior Notes that were to be remarketed to the Purchase Contract Agent and the Separated Senior Notes that were to be remarketed to the Collateral Agent.

       (g) If all of the holders of Corporate PIES elect not to participate in the Remarketing and no holders of Separated Senior Notes elect to participate in the Remarketing and deliver such Separated Senior Notes and a notice of such election to the Collateral Agent by the Election Date, in accordance with the Indenture Officers' Certificate, then:

            (i) the Remarketing Agent shall, in its sole discretion, determine the rate that, in its judgment, would have been established had a Remarketing been held on the Final Remarketing Date, and such rate shall be the Reset Rate;

            (ii) the Remarketing Agent shall advise by telephone the Company and the Trustee of such Reset Rate, whereupon the Company shall notify the Depositary in writing of such Reset Rate; and

            (iii) the Company shall cause a notice of such Reset Rate to be sent to the holders of all Senior Notes and to be published in an Authorized Newspaper, in each case, no later than the Business Day preceding the Purchase Contract Settlement Date.

       Section 3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

       The Company represents, warrants and agrees (i) on and as of the date hereof, (ii) on and as of the date of any Remarketing Materials (each as defined in Section 3(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date and (iv) on and as of the Purchase Contract Settlement Date that:

            (a) Registration statements on Form S-3 (File No.'s 333-80149 and 333-72160) and an amendment or amendments thereto with respect to the initial offering of the Senior Notes and other securities of the Company (together, the "Registration Statement") have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Securities Act"), (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. In addition, a registration statement on Form S-3 of the Company, if required to be filed in connection with the Remarketing, will also be prepared by the Company in conformity with the requirements of the Securities Act and filed with the

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                                                                               9

       Commission under the Securities Act and be effective on or before the Initial Remarketing Date and such registration statement shall be included in the definition of "Registration Statement" herein. Copies of such registration statements that have become effective, and the amendment or amendments to such registration statements, have been delivered by the Company to the Remarketing Agent, in the case of documents not electronically available through the Commission's EDGAR filing system and, in the case of documents that are so available, to the extent requested by the Remarketing Agent.

            As used in this Agreement, "Effective Time" means the date and time as of which the last of such registration statements that have become effective or may be filed, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time of such last registration statement; "Preliminary Prospectus" means each prospectus relating to the Remarketing Senior Notes included in such last registration statement, or amendment thereto, before it became effective under the Securities Act and any prospectus relating to the Remarketing Senior Notes filed by the Company pursuant to Rule 424(a) of the Securities Act; "Registration Statement" means such last registration statement, as amended at its Effective Time, including documents incorporated by reference therein at such time and, if applicable, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, including any information deemed to be part of such Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Securities Act; and "Prospectus" means each final prospectus relating to the Remarketing Senior Notes, as first filed pursuant to Rule 424(b) of the Securities Act.

            Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (such other information, the "Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated, the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

            (b) The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Remarketing Materials.

            (c) The Registration Statement conforms (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all respects to the requirements of the Securities Act; and the Registration Statement, the Prospectus and the Remarketing Materials do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and (as to the Registration Statement, the Prospectus and any Remarketing Materials) contain and will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation and warranty is made as to the statement of eligibility and qualification on Form T-1 of the Trustee under the Trust Indenture Act, or as to information contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act.

            (d) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agreement specifically for inclusion therein. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act.

            (f) The documents incorporated by reference in the Registration Statement or the Prospectus when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (g) Each of the Company and its Significant Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, is duly qualified to do business and is in good standing as a foreign business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all corporate power and authority necessary to own, lease or hold its properties and to conduct the businesses in

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                                                                              11

       which it is engaged, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the business, affairs, management, condition (financial or otherwise), stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect"); and none of the subsidiaries of the Company other than Nevada Power Company and Sierra Pacific Power Company is a "significant subsidiary", as such term is defined in Rule 405 of the Securities Act (each, a "Significant Subsidiary").

            (h) The Company has an authorized capitalization as set forth in the Company's consolidated statement of capitalization as of December 31, 2001 incorporated by reference in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all shares of the issued and outstanding common stock of the Company's Significant Subsidiaries are owned by the Company; and all shares of capital stock or other ownership interests of each subsidiary of the Company which are owned, directly or indirectly, by the Company are so owned free and clear of all liens, encumbrances, equities, claims or adverse interests (collectively, "Liens") of any nature. There has been no change in the outstanding capital stock of the Company or any of its subsidiaries since September 30, 2001 in the Prospectus except with respect to changes in outstanding Common Stock resulting from transactions relating to employee benefit plans, non-employee director plans or the common stock investment plan existing on the date hereof.

            (i) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or such subsidiary, would be reasonably likely to result in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (j) Except circumstances which are not reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit relating to the ownership of its property or to the conduct of its business.

            (k) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person.

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                                                                              12

            (l) Except as set forth in or contemplated by the Prospectus, (i) neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (a "Material Loss"); and, (ii) since such date, there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development reasonably likely to result in a material adverse change, in or affecting the business, general affairs, management, consolidated financial position, stockholders' equity, or results of operations of the Company and its subsidiaries considered as a whole (a "Material Adverse Change").

            (m) The financial statements (including the related notes and supporting schedules) incorporated by reference in the Prospectus (and any supplement thereto) present fairly the financial condition, the results of operations and the changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein, throughout the periods involved; the supporting schedules, if any, incorporated by reference in the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth or incorporated by reference in the Prospectus (and any supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

            [(n) The pro forma financial statements of the Company and its consolidated subsidiaries and the related notes thereto in the Prospectus (and any supplement thereto), if any, have been prepared on a basis consistent with the historical financial statements of the Company and its consolidated subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the transactions purported to be presented. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data incorporated by reference in the Prospectus (and any supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.]

            (o) Deloitte & Touche LLP (the "Accountants"), who have certified the financial statements of the Company and whose report is incorporated by reference in the Prospectus are independent public accountants as required by the Securities Act; and the Accountants were independent accountants as required by the Securities Act during the periods covered by the financial statements on which they reported.

            (p) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are
       (i) described or referred to in the Prospectus or (ii) do not, individually or in the aggregate, affect the value of such property or interfere with the use made and proposed to be made of such property to such extent as might reasonably be expected to result in a Material Adverse Effect; and all assets held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material to the Company and its subsidiaries considered as a whole, and such leases do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries to such extent as would be reasonably likely to result in a Material Adverse Effect.

            (q) Each of the Company and its Significant Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not have a Material Adverse Effect. Except for circumstances which are not reasonably likely to result in a Material Adverse Effect, (i) each such Authorization is valid and in full force and effect and each of the Company and its Significant Subsidiaries, as the case may be, is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; (ii) no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and (iii) except as disclosed in the Prospectus, such Authorizations contain no restrictions that are burdensome to the Company or any of its Significant Subsidiaries.

            (r) Since the date as of which information is given in the Prospectus and except as otherwise disclosed in the Prospectus, (i) neither the Company nor any of its Significant Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction which liability, obligation or transaction is (A) not in the ordinary course of business and (B) material with respect to the Company and its subsidiaries considered as a whole, and (ii) the Company has not declared or paid any dividend on any of its capital stock except for dividends on the Common Stock in amounts per share that are consistent with past practice.

            (s) The Company has all power and authority necessary to execute and deliver this Agreement and perform its obligations hereunder; this Agreement and the transactions contemplated hereby have been duly authorized by the Company; this Agreement has been duly executed and delivered by the Company, and this Agreement conforms in all material respects to the description thereof contained in the Prospectus.

            (t) The Company has all power and authority necessary to execute and deliver the Purchase Contract Agreement and perform its obligations thereunder; the Purchase Contract Agreement and the transactions contemplated thereby have been duly authorized by the Company; the Purchase Contract Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchase

       Contract Agent, it constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Purchase Contract Agreement conforms or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

            (u) The Corporate PIES have been duly executed and delivered by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent), have been duly and validly issued and outstanding and constitute legally valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Corporate PIES conform or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

            (v) The Treasury PIES have been executed and delivered by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and, upon substitution of the requisite number of Treasury Securities for the applicable Senior Notes as set forth in the Prospectus, will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Treasury PIES will conform, if issued, to the description thereof contained in the Prospectus.

            (w) The Company had all necessary corporate power and authority to execute and deliver the Indenture and had and continues to have all necessary corporate power and authority to perform its obligations thereunder; the Indenture and the transactions contemplated thereby have been duly authorized by the Company; the Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, it constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

            (x) The Senior Notes have been duly executed, authenticated, issued and delivered as contemplated by the Indenture against payment of the agreed consideration therefor, have been duly and validly issued and outstanding and constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Senior Notes conform or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

            (y) The Company has all necessary power and authority to execute and deliver the Pledge Agreement and perform its obligations thereunder; the Pledge Agreement and the transactions contemplated thereby have been duly authorized by the Company; the Pledge Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, it constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Pledge Agreement conforms or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

            (z) The Company has all necessary power and authority to execute and deliver the Remarketing Agreement and perform its obligations thereunder; the Remarketing Agreement and the transactions contemplated thereby have been duly authorized by the Company and, assuming due authorization, execution and delivery by the Remarketing Agent, it constitutes a legally valid and binding agreement of the Company, enforceable against the company in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities laws or the policies underlying such laws; the Remarketing Agreement has been duly executed and delivered by the Company; and the Remarketing Agreement conform or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

            (aa) The unissued shares of common stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus.

            (bb) [Except as described in the Prospectus,] there are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction on the voting or transfer of, any of the Corporate PIES, the Treasury PIES, the Stock Purchase Contracts, the Senior

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                                                                              16

       Notes or any shares of Common Stock (collectively, the "Securities") pursuant to the Company's articles of incorporation or by-laws or any agreement or instrument, except such preemptive or other rights and/or restrictions as relate to the transactions contemplated by the Stock Purchase Agreement, the Pledge Agreement and the Indenture.

            (cc) The execution, delivery and performance of this Agreement, the Purchase Contract Agreement, the Indenture and the Pledge Agreement (collectively, the "Transaction Agreements") and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the Remarketing of the Remarketing Senior Notes (collectively, the "Transactions"), did not and will not, as the case may be, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, which would be reasonably likely to result in a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which would be reasonably likely to result in a Material Adverse Effect or (iv) require any material consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body for the consummation of the Transactions, except for (A) the registration of the Remarketing Senior Notes in connection with the Remarketing under the Securities Act, if applicable, (B) the qualification of the Indenture under the Trust Indenture Act and (C) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Remarketing of the Senior Notes, if applicable.

            (dd) Neither the Company nor any subsidiary is or an "investment company" as defined, and subject to regulation, under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the "Investment Company Act").

            (ee) The Company is a "holding company" under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), but, pursuant to Section 3(a)(1) of the Holding Company Act, is exempt from all provisions of the Holding Company Act except Section 9(a)(2) thereof.

            (ff) Each certificate signed by any officer of the Company and delivered to the Remarketing Agent or counsel for the Remarketing Agent shall be deemed to be a representation and warranty by the Company to the Remarketing Agent as to the matters covered thereby.

       Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Remarketing Agent or to counsel for the Remarketing Agent in connection with the Remarketing shall be deemed a representation and warranty by the Company to the Remarketing Agent as to the matters covered thereby on the date of such certificate.

       Section 4. REIMBURSEMENT OF EXPENSES.

       The Company agrees to pay the following expenses, whether or not the Remarketing is consummated or this Agreement is terminated, promptly upon receipt of a request therefor:

            (1) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto, including all related registration and filing fees;

            (2) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto;

            (3) the fees and expenses of qualifying the Remarketing Senior Notes under the securities laws of the several jurisdictions as provided in
       Section 6(f) and of preparing, printing and distributing a U.S. and, if necessary, a Canadian, Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent);

            (4) all other costs and expenses incident to the performance of the obligations of the Company hereunder, including the fees and expenses of the Company's counsel; and

            (5) the fees and expenses of outside counsel to the Remarketing Agent in connection with its duties hereunder.

       Section 5. FURTHER AGREEMENTS OF THE COMPANY.

       The Company covenants and agrees as follows:

            (a) (1) To use its reasonable best efforts to file with and cause to be declared effective by the Commission under the Securities Act, prior to fifth Business Day preceding the Initial Remarketing Date, an additional registration statement relating to the Remarketing Senior Notes in connection with the Remarketing, in a form approved by the Remarketing Agent, if in the opinion of counsel to the Remarketing Agent such additional registration statement is required in connection with the Remarketing under applicable law;

                   (2) to advise the Remarketing Agent, promptly after it
            receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, in each such case excluding any documents filed under the Exchange Act and which are incorporated by reference therein, and to furnish the Remarketing Agent with copies thereof; PROVIDED, HOWEVER, that the Company shall not be required to provide the Remarketing Agent with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR;

                   (3) to prepare the Prospectus for the Remarketing and to
            timely file it with the Commission under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company

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                                                                              18

            with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketing Senior Notes; and

                   (4) to advise the Remarketing Agent, promptly after it
            receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketing Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

            (b) To deliver to the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall reasonably request at the times specified below: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the Indenture) promptly after such filing, (ii) the Prospectus and any amended or supplemented Prospectus promptly after the preparation and/or printing thereof, as applicable, but in no event later than the third Business Day prior to the Initial Remarketing Date, (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto) promptly after their filing with the Commission and
       (iv) any Remarketing Materials promptly after their preparation, if at all; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if, at such time, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason in the opinion of counsel to the Company or the Remarketing Agent it shall be necessary during such same period to amend or supplement the Registration Statement or Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in Senior Notes as many copies as the Remarketing Agent may from time to time request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance, promptly after their preparation and/or filing, if at all.

            (c) To file promptly with the Commission any amendment to the Registration Statement, the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

            (d) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus (excluding documents filed under the Exchange Act incorporated by reference) or (ii) any Prospectus pursuant to Rule 424 of the Securities

       Act, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent, and not to file any such amendment or supplement which shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice.

            (e) As soon as practicable after the Effective Date to make generally available to the Company's security holders and to deliver to the Remarketing Agent an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities Act).

            (f) Promptly from time to time to take such action as the Remarketing Agent may reasonably request to qualify any of the Remarketing Senior Notes for offer and sale under the securities laws of such jurisdictions as the Remarketing Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the Remarketing; PROVIDED that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or to submit to any requirements which it deems unduly burdensome.

            (g) For a period of two years following the Effective Date or so long as any of the Senior Notes shall remain outstanding, whichever is shorter, to furnish to the Remarketing Agent copies of such materials furnished by the Company to the holders of any class of its capital stock and to furnish to the Remarketing Agent a copy of each annual or other report it shall be required to file with the Commission and such other information concerning the Company and its subsidiaries as the Remarketing Agent may reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to provide the Remarketing Agent with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR.

            (h) To request, not later than 15 calendar days nor more than 30 calendar days prior to the Initial Remarketing Date, that the Depositary notify its Participants holding Corporate PIES or Separated Senior Notes of the impending Initial Remarketing.

       Section 6. CONDITIONS TO THE REMARKETING AGENT'S OBLIGATIONS.

       The obligations of the Remarketing Agent hereunder are subject to (i) the accuracy, on and as of the date when made, of the representations and warranties of the Company contained herein or in any certificates of any officer of the Company delivered pursuant hereto, (ii) the performance by the Company of the covenants set forth in Section 5 hereof and its other obligations hereunder and
(iii) each of the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

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                                                                              20

            (b) The Remarketing Agent shall not have discovered and disclosed to the Company on or prior to the Remarketing Date that the Registration Statement, the Prospectus or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading and the Company shall not have filed an amendment or supplement to the Registration Statement or otherwise acted to correct the matter so disclosed.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Remarketing Senior Notes, the Prospectus, the Registration Statement, the Remarketing Materials and all other legal matters relating to this Agreement and the transactions contemplated hereby, including satisfaction of relevant conditions of applicable law, shall be reasonably satisfactory in all material respects to counsel to the Remarketing Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (d) The Company, the Purchase Contract Agent, the Collateral Agent and the Trustee shall have performed their respective obligations in connection with the Initial Remarketing, any Subsequent Remarketing or, if applicable, Final Remarketing, in each case pursuant to the Stock Purchase Agreement, the Pledge Agreement, the Indenture and this Agreement, including, without limitation, by providing the Remarketing Agent with timely and accurate notice of the aggregate principal amount of the Remarketing Senior Notes to be remarketed pursuant to the Purchase Contract Agreement, the Pledge Agreement and the Indenture.

            (e) Woodburn and Wedge, Nevada counsel to the Company, shall have furnished to the Remarketing Agent its written opinion, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                   [(i) The Company and each of its Significant Subsidiaries
            have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Nevada, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.

                   (ii) The Company has all power and authority necessary to
            execute and deliver each of the Transaction Agreements, to perform its obligations thereunder and to issue the Securities; and the Company has duly authorized, executed and delivered each of the Transaction Agreements.

                   (iii) The execution, delivery and performance of the
            Transaction Agreements and the consummation by the Company of the Transactions, did not and will not, as the case may be, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, which would be reasonably likely to result in a Material Adverse Effect,
            (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which would be reasonably likely to result in a Material Adverse Effect or (iv) require any material consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body for the consummation of the Transactions, except for (A) the registration of the Remarketing Senior Notes in connection with the Remarketing under the Securities Act, if applicable, (B) the qualification of the Indenture under the Trust Indenture Act and (C) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Remarketing of the Senior Notes, if applicable.

                   (iv) The Corporate PIES have been duly executed and delivered by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and have duly and validly issued and outstanding.

                   (v) The Treasury PIES have been duly executed and delivered by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and, upon substitution of the requisite number of Treasury Securities for the applicable Senior Notes as set forth in the Purchase Contract Agreement, and will be duly and validly issued and outstanding.

                   (vi) The Senior Notes have been duly executed, authenticated, issued and delivered as contemplated by the Indenture against payment of the agreed consideration therefor, and have been duly and validly issued and outstanding.

                   (vii) The provisions of the Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Company, a valid security interest under the Uniform Commercial Code as in effect on the date of such opinion in the State of New York (the "New York UCC") in the Pledged Senior Notes, Applicable Ownership Interests (as specified in clause (A) of the definition thereof in the [Indenture Officers' Certificate]) of the Treasury Portfolio and Pledged Treasury Securities from time to time credited to the Collateral Account in accordance with the Pledge Agreement. For purposes of this opinion, capitalized terms used in this paragraph, which are not defined in this Agreement, shall have the meanings ascribed to such terms in the Pledge Agreement.

                   (viii) The unissued shares of Common Stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly authorized and reserved for issuance and, when issued, sold and delivered, against payment, in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.]

            The opinion of such counsel may be limited to the extent the matters set forth therein are governed by or relate to the law of the State of Nevada or instruments governed thereby, or relate to the State of Nevada or agencies thereof.

            (f) Choate, Hall and Stewart, counsel to the Company, shall have furnished to the Remarketing Agent a written opinion, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                   [(i) The Company and each of its Significant Subsidiaries
            have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Nevada, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.

                   (ii) The Company has all power and authority necessary to
            execute and deliver each of the Transaction Agreements, to perform its obligations thereunder and to issue the Securities; and the Company has duly authorized, executed and delivered each of the Transaction Agreements.

                   (iii) The execution, delivery and performance of the
            Transaction Agreements and the consummation by the Company of the Transactions, did not and will not, as the case may be, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, which would be reasonably likely to result in a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which would be reasonably likely to result in a Material Adverse Effect or (iv) require any material consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body for the consummation of the Transactions, except for
            (A) the registration of the Remarketing Senior Notes in connection with the Remarketing under the Securities Act, if applicable, (B) the qualification of the Indenture under the Trust Indenture Act and
            (C) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Remarketing of the Senior Notes, if applicable.

                   (iv) Assuming due authorization, execution and delivery of the Purchase Contract Agreement by the Purchase Contract Agent, the Purchase Contract Agreement constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Purchase Contract Agreement is not required to be qualified as an indenture under the Trust Indenture Act; and the Purchase Contract Agreement conforms or will conform, as the case may be, in all material aspects to the description thereof contained in the Prospectus.

                   (v) The Corporate PIES have been duly executed and delivered by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent), have duly and validly issued and outstanding, and constitute valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Corporate PIES conform or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

                   (vi) The Treasury PIES have been duly executed and delivered by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and, upon substitution of the requisite number of Treasury Securities for the applicable Senior Notes as set forth in the Purchase Contract Agreement, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Treasury PIES conform or will conform, as the case may be, if issued, to the description thereof contained in the Prospectus.

                   (vii) Assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, the Indenture constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms or will conform, as the case may be, when executed and delivered, in all material respects to the description thereof contained in the Prospectus.

                   (viii) The Senior Notes have been duly executed,
            authenticated, issued and delivered as contemplated by the Indenture against payment of the agreed consideration therefor, have been duly and validly issued and outstanding and constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Senior Notes conform or will conform, as the case may be, in all material respects with the description thereof contained in the Prospectus Supplement.

                   (ix) Assuming due authorization, execution and delivery of the Pledge Agreement by the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, the Pledge Agreement constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Pledge Agreement conforms or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

                   (x) Assuming due authorization, execution and delivery of the
            Remarketing Agreement by the Remarketing Agent, the Remarketing Agreement constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution under the Remarketing Agreement, where enforcement hereof may be limited by federal or state securities laws or the policies underlying such laws; and the Remarketing Agreement conforms or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

                   (xi) The provisions of the Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Company, a valid security interest under the Uniform Commercial Code as in effect on the date of such opinion in the State of New York (the "New York UCC") in the Pledged Senior Notes, Applicable Ownership Interests (as specified in clause (A) of the definition thereof in the [Indenture Officers' Certificate]) of the Treasury Portfolio and Pledged Treasury Securities from time to time credited to the Collateral Account in accordance with the Pledge Agreement. For purposes of this opinion, capitalized terms used in this paragraph, which are not defined in this Agreement, shall have the meanings ascribed to such terms in the Pledge Agreement.

                   (xii) The unissued shares of Common Stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly authorized and reserved for issuance and, when issued, sold and delivered, against payment, in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

                   (xiii) There are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction on the voting or transfer of, any of the Securities pursuant to the Company's articles of incorporation or by-laws or any agreement or instrument, except such preemptive or other rights and/or restrictions as relate to the transactions contemplated by the Purchase Contract Agreement, the Pledge Agreement and the Indenture.

                   (xiv) The Registration Statement was declared effective under the Securities Act, and the Indenture was qualified under the Trust Indenture Act at ________ [a.m.] [p.m.] on November __, 2001, the Prospectus was filed with the Commission pursuant to Rule 424(b)[__] under the Securities Act specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

                   (xv) The Registration Statement and the Prospectus documents incorporated by reference therein (other than the financial statements and related schedules therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Trust Indenture Act; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act.

                   (xvi) The statements made in the Prospectus under the
            captions "Description of Debt Securities," "Description of the Common Stock," "Description of Stock Purchase Contracts and Stock Purchase Units," "Prospectus Supplement Summary--The Offering," "Description of the PIES, "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement," and "Description of the Senior Notes", insofar as they purpose to constitute summaries of certain terms of documents referred to therein, and considered together, constitute accurate summaries of the terms of such documents in all material respects.

                   (xvii) The statements in the Prospectus Supplement under the captions "United States Federal Income Tax Consequences" and "Certain ERISA Considerations", insofar as they purport to constitute summaries of matters of United States federal statutes or regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

                   (xviii) The Company is not an "investment company" within the meaning of, and subject to regulation, under the Investment Company Act.

                   (xix) The Company is a "holding company" under the Holding
            Company Act, but, pursuant to Section (3)(a)(1) of the Holding Company, is exempt from all provisions of the Holding Company Act except Section 9(a)(2) thereof.

                   (xx) To the best knowledge of such counsel, there are no
            contracts or other documents which are required by the Securities Act to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed as required.

                   (xxi) To the best knowledge of such counsel and except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or such subsidiary, would be reasonably likely to result in a Material Adverse Effect; and, to the actual knowledge of such counsel, no such proceedings are overtly threatened or contemplated by governmental authorities or threatened by others.

                   (xxii) To the best knowledge of such counsel and except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.]

            In addition, the opinion of such counsel shall state that nothing has come to the attention of such counsel which lead such counsel to believe that the Registration Statement (except for the financial statements and financial data included or incorporated by reference therein, as to which such counsel need express no belief), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above), as of the applicable Delivery Date, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The opinion of such counsel may rely, as to all matters of law of the State of Nevada, on the opinion of Woodburn and Wedge.

            (g) On the Remarketing Settlement Date, the Company shall have caused to be furnished to the Remarketing Agent a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Deloitte & Touche LLP or such other firm of nationally recognized independent public accountants satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and the Remarketing Materials.

            (h) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Settlement Date, of its President or any Vice President and a principal financial or accounting officer of the Company, stating that:

                   (i) the representations and warranties of the Company
            contained in this Agreement are true and correct as of the Remarketing Settlement Date, and the Company performed all covenants and obligations and satisfied all conditions required of it under this Agreement;

                   (ii) no stop order suspending the effectiveness of the
            Registration Statement or of any part thereof shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission;

                   (iii) since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has not occurred any change or any development that might have a material adverse effect, (B) there has not been any change in the capital stock, the short-term debt, or the long-term debt of the Company or any of its subsidiaries that might have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent and (D) a Material Loss has not occurred; and

                   (iv) they have examined the Registration Statement and the
            Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

            (i) Without the prior written consent of the Remarketing Agent, the Indenture shall not have been amended in any manner, that, in the reasonable judgment of the Remarketing Agent, materially changes the nature of the Remarketing Senior Notes or the Remarketing Procedures.

            (j) Except as disclosed in the Prospectus (exclusive of any amendment or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference into the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court and/or governmental action, order or decree and (B) since such date there shall not have been any change or any development reasonably likely to result in a change in of affecting the business, general affairs, management, condition (financial or otherwise), stockholders' equity or results of operations of the Company and its subsidiaries, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Remarketing Agent, so material (with respect to the Company and its subsidiaries taken as a whole) and adverse as to make it impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus, the Remarketing Materials, the Indenture and this Agreement.

            (k) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's or any of the Company's subsidiaries' debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced, or privately informed the Company, that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or any of the Company's subsidiaries' debt securities or preferred stock.

            (l) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States, or an act of terrorism shall have been committed against the United States or any of its nationals or properties or (iv) there shall have occurred a calamity or crisis or such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of the Remarketing Agent, impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus, the Remarketing Materials, the Indenture and this Agreement.

       All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Remarketing Agent.

       Section 7. INDEMNIFICATION AND CONTRIBUTION.

       (a) The Company shall indemnify and hold harmless the Remarketing Agent, its officers, employees and each of its directors and each person, if any, who controls the Remarketing

Agent within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to the Remarketing), to which the Remarketing Agent, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Remarketing Senior Notes under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, or in any amendment or supplement thereto or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Remarketing Agent in connection with, or relating in any manner to, the Remarketing Senior Notes, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that, the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failure to act undertaken or omitted to be taken by the Remarketing Agent through its gross negligence or willful misconduct), and shall reimburse the Remarketing Agent and each such officer, employee, Director or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Remarketing Agent, officer, employee, director or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or in any Remarketing Materials, or in any such amendment or supplement, in reliance upon and in conformity with the written information concerning the Remarketing Agent furnished to the Company by the Remarketing Agent specifically for inclusion therein which information is specifically identified to the Company in a letter sent by the Remarketing Agent, and PROVIDED, FURTHER, that the Company shall not be liable to indemnify the Remarketing Agent or any person who controls the Remarketing Agent on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any Prospectus if a copy of the Prospectus (exclusive of any documents incorporated by reference therein) shall not have been given or sent by the Remarketing Agent with or prior to the written confirmation of the sale in connection with the Remarketing involved to the extent that (i) the Prospectus would have cured such defect or alleged defect and (ii) sufficient quantities of the Prospectus were timely made available to the Remarketing Agent. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Remarketing Agent or to any officer, employee or controlling person of the Remarketing Agent.

       (b) The Remarketing Agent shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss,

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                                                                              30

claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, in any Blue Sky Application or in the Remarketing Materials or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or in any amendment or supplement thereto, in any Blue Sky Application or in the Remarketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by the Remarketing Agent specifically for inclusion therein and described in Section 7(c), and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Remarketing Agent may otherwise have to the Company or any such director, officer, employee or controlling person.

       (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under
Section 7(a) or 7(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of

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                                                                              31

counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party shall indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

       (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the Remarketing or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other with respect to the Remarketing shall be deemed to be in the same proportion as the total proceeds from the Remarketing (before deducting expenses) bear to the total fees received by the Remarketing Agent with respect to the Remarketing. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Remarketing Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Remarketing Agent shall not be required to contribute any amount in excess of its fees under
Section 5 exceeds the amount of any damages which the Remarketing Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

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                                                                              32

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       Section 8. RESIGNATION AND REMOVAL OF THE REMARKETING AGENT.

       The Remarketing Agent may resign and be discharged from its duties and obligations hereunder by giving 60 days' prior written notice to the Company, the Depositary and the Trustee. The Company may remove the Remarketing Agent by giving 60 days' prior written notice to the removed Remarketing Agent, the Depositary and the Trustee upon any of the following events:

            (i) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding;

            (ii) the Remarketing Agent shall not be among the ten underwriters with the largest volume underwritten in dollars, on a lead managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date;

            (iii) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder;

            (iv) the Remarketing Agent shall determine that, because there has occurred an event of the kind described under Section 6(k), 6(l) or 6(m) using its commercially reasonable efforts, the Remarketing Agent would be unable to consummate the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials; or

            (v) the Company shall determine in its sole discretion that the Remarketing Agent, using its commercially reasonable efforts, would be unable to consummate the Remarketing on the terms and in the manner contemplated herein and in the Indenture and the Stock Purchase Agreement.

If any Remarketing Agent resigns or is removed, the Company shall use its best efforts to appoint a successor Remarketing Agent and enter into a remarketing agreement, as described in the preceding sentence, as soon as reasonably practicable. The provisions of Sections 4, 7 and 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

       Section 9. DEALING IN THE REMARKETING SENIOR NOTES.

       The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketing Senior Notes, including in connection with the Remarketing. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketing Senior Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

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                                                                              33

       Section 10. REMARKETING AGENT'S PERFORMANCE; DUTY OF CARE.

       (a) The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, and, to the extent the Remarketing Procedures are set forth elsewhere, in the Indenture and the Purchase Contract Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Indenture or the Purchase Contract Agreement.

       (b) In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Indenture or the Purchase Contract Agreement as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketing Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise (including, but not limited to, in respect of the settlement of any Successful Remarketing that is delayed, incomplete or abandoned for any reason), except if such liability is judicially determined to have resulted from the gross negligence or willful misconduct on its part.

       (c) If at any time during the term of this Agreement, any Event of Default (as defined in the Indenture) under the Indenture, or any event that with the passage of time or the giving of notice or both would become on Event of Default under the Indenture, has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will cause the Trustee and the Purchase Contract Agent to give the Remarketing Agent notice of all such defaults and events of which such Trustee, agent or administrator is aware.

       (d) The Remarketing Agent may purchase Remarketing Senior Notes for its own account. However, under no circumstances, shall the Remarketing Agent or the Company be obligated to purchase any Senior Notes in connection with a Remarketing.

       (e) The right of each Holder of Senior Notes to have its Senior Notes remarketed, pursuant to the Indenture, will be limited, however, to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of this Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Senior Notes, (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent and (iv) the Remarketing may not commence or be consummated pursuant to applicable law.

       Section 11. MERGER CONSOLIDATION, SALE OR CONVEYANCE.

       (a) The Company shall not consolidate with or merge into, or sell, lease (for a term extending beyond the last stated maturity of the PIES and the Senior Notes then Outstanding) or convey all or substantially all of its assets to, any Person or group of Affiliated Persons in one transaction or a series of related transactions, unless the Company shall be the continuing corporation, or the successor or transferee Person expressly assumes by one or more supplemental agreements, in form satisfactory to the Remarketing Agent, all the obligations of the Company with respect to this Agreement, and the Company or the successor or transferee Person, as the case may be, (i) shall be a Corporation organized and existing under the laws of one of the states in the United States and (ii) shall not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance or any covenant or condition hereunder. The Company shall deliver to the Remarketing Agent an Officers' Certificate (as defined in the Original Indenture) and an Opinion of Counsel (as defined in the Original Indenture), each stating that such consolidation, merger sale, lease or conveyance and such supplemental agreement comply with this Agreement and that all conditions precedent to the consummation of any such consolidation, or merger, or any sale, lease or conveyance have been met.

       (b) Upon any consolidation or merger, or any sale, lease or conveyance of all or substantially all of the assets of the Company in accordance with Section 11(a), the successor corporation or the transferee corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein.

       Such successor or transferee Person thereupon may cause to be signed, and may issue either in its own name or in the name of Sierra Pacific Resources, any or all of the Certificates evidencing PIES issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor or such transferee Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing PIES which such successor corporation or transferee corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

       In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing PIES thereafter to be issued as may be appropriate.

       (c) Nothing in this Agreement shall be deemed to prevent or restrict; (a) any consolidation or merger after the consummation of which the Company would be the surviving or resulting entity or any conveyance or other transfer or lease of any part of the properties of the Company which does not constitute the entirety, or substantially the entirety, thereof; or (b) the approval by the Company of, or the consent by the Company to, any consolidation or merger to which any Restricted Subsidiary (as defined in the Original Indenture) or any other subsidiary or affiliate of the Company may be a party or any conveyance, transfer or lease by any Subsidiary (as defined in the Original Indenture) or any such other subsidiary or affiliate of any of its assets.

       Section 12. TERMINATION.

       This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 10. In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the

Company prior to 10:00 a.m. (New York City time) on the Remarketing Date if, prior to that time, any of the events described in Section 6(k), 6(l) or 6(m) shall have occurred.

       Section 13. NOTICES.

       All requests and notices hereunder shall be in writing, and:

            (a) if to the Remarketing Agent, shall be delivered or sent by mail, or facsimile transmission to Lehman Brothers Inc., 101 Hudson St., Jersey City, New Jersey 07302, Attention: Syndicate Department (Fax: (201) 545-2618), with copy to, in the case of any notice pursuant to Section 7(c), to Lehman Brothers Inc., 101 Hudson St., Jersey City, New Jersey 07302, General Counsel's Office (Fax: (201-321-2207);

            with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: John D. Lobrano, Esq. (Fax: (212) 455-2502);

            (b) if to the Company shall be delivered or sent by mail or facsimile transmission to Sierra Pacific Resources, 6100 Neil Road, Reno, Nevada 89511, Attention: Mr. Richard K. Atkinson (Fax: (775) 834-5462).

            with a copy to Choate, Hall and Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, Attention: William C. Rogers, Esq. (Fax: (617) 248-4000);

or such other address and fax number as specified in writing by one party hereto to another. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

       Section 14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

       This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnity and contribution agreements and other agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity and contribution agreements of the Remarketing Agent contained in Sections 7(b) and 8 of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

       Section 15. SURVIVAL.

       The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

       Section 16. GOVERNING LAW.

       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

       Section 17. JURISDICTION; VENUE.

       The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection which the Company may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

       Section 18. COUNTERPARTS.

       This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

       Section 19. HEADINGS.

       The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

       Section 20. SEVERABILITY.

       If any provision in this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not in any way affect the validity or enforceability of such provision in any other jurisdiction.

       If the foregoing correctly sets forth the agreement between the Company and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.



                                         Very truly yours,

                                         SIERRA PACIFIC RESOURCES


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


Accepted:

LEHMAN BROTHERS INC.


BY:
   ------------------------------------
        AUTHORIZED REPRESENTATIVE